SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On May 18, 2011, Boyd M. Clark resigned as Corporate Secretary of HopFed Bancorp, Inc. (the “Company”). At the 2011 Annual Meeting of Stockholders, Mr. Clark was succeeded as a director of the Company by Clay Smith who was elected for a three-year term. See Item 5.07 below.

Mr. Clark will retire as Senior Vice President-Loan Administration of Heritage Bank (the “Bank”) on May 31, 2011. On that date, Mr. Mike Woolfolk will become Secretary of the Bank and the Company.

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) The Annual Meeting of Stockholders of the Company was held on May 18, 2011. At the Annual Meeting, (i) the persons listed below were elected to serve as directors of the Company, each for a term of three years and (ii) a non-binding resolution to approve executive compensation was approved.

(b) The Inspector of Election reported the vote of stockholders at the Annual Meeting as follows:

PROPOSAL I: ELECTION OF DIRECTORS

The following is a record of the votes cast with respect to the election of the following nominees, each for a three-year term:

NAME	FOR	WITHHELD
Gilbert E. Lee	4,328,574	426,671
Harry J. Dempsey	4,368,560	386,685
Clay Smith	4,465,072	290,173

In addition, there were no broker non-votes as to each nominee.

PROPOSAL II: NON-BINDING RESOLUTION TO APPROVE

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following is a record of the votes cast with respect to the proposal to approve the following resolution:

RESOLVED, that the stockholders of HopFed Bancorp, Inc. (the “Company”) approve the compensation of the Company’s executives named in the Summary Compensation Table of the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, the compensation tables and the related disclosure in the Proxy Statement.

	Number of Shares	Percentage of Votes Cast
FOR	3,354,658	70.55%
AGAINST	1,087,390	22.87%
ABSTAIN	313,197	6.58%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: May 19, 2011	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive
Officer